UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

OS THERAPIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-42195	82-5118368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Pullman Crossing Road, Suite 103 Grasonville, Maryland	21638
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 297-7793

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	OSTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

OS Therapies Incorporated

June 26, 2025

Item 1.01. Entry into a Material Definitive Agreement.

Warrant Exercise Inducement

On June 26, 2025, OS Therapies Incorporated (the “Company”) completed a second closing of the warrant exercise inducement and exchange offer (the “Offering”) previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2025, which is incorporated herein by reference. As previously reported, in connection with the Offering, on June 23, 2025, the Company entered into inducement offer letter agreements (the “Inducement Letters”) with holders (the “Holders”) of certain existing warrants of the Company to purchase shares of the Company’s common stock, having a current exercise price of $1.12 per share, originally issued to the Holders on December 31, 2024 and/or January 14, 2025 (the “Existing Warrants”).

As previously reported, in connection with the prior closing of the Offering, pursuant to the Inducement Letters, the Holders agreed to exercise for cash their Existing Warrants to purchase an aggregate of 1,574,288 shares of the Company’s common stock in consideration of the Company’s agreement to issue new common stock purchase warrants (the “New Warrants”) to purchase up to an aggregate of 1,574,288 shares of the Company’s common stock (the “New Warrant Shares”) at an exercise price of $3.00 per share, subject to adjustment as provided therein. The New Warrants will be immediately exercisable from the date of issuance and have a term of exercise of five years from such date.

As previously reported, the Company also agreed to file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then eligible to register securities on Form S-3) (the “Resale Registration Statement”) providing for the resale of the shares of common stock issued or issuable upon exercise of the New Warrants, within 30 calendar days of the final closing, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 60 calendar days (or within 90 calendar days in case of “full review” of the Resale Registration Statement by the SEC) following the initial filing of such Resale Registration Statement and to keep the Resale Registration Statement effective at all times until the earlier of (i) the time no holder of the New Warrants owns any New Warrants or New Warrant Shares and (ii) the Delegend Date (as defined in the Inducement Letters).

In connection with the second closing, certain holders of Existing Warrants, including Tichenor Ventures, LLC, entered into Inducement Letters with the Company, pursuant to which such Holders agreed to exercise for cash their Existing Warrants to purchase an aggregate of 550,004 shares of the Company’s common stock in consideration of the Company’s agreement to issue New Warrants to purchase up to an aggregate of 550,004 New Warrant Shares at an exercise price of $3.00 per share, subject to adjustment as provided therein. The gross proceeds to the Company from the second closing, before deducting transaction fees and other estimated Offering expenses, are approximately $616,000.

Terms of the New Warrants

The following summary of certain terms and provisions of the New Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the New Warrants, the form of which is filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on June 24, 2025 and is incorporated herein by reference.

Duration and Exercise Price

Each New Warrant will have an exercise price of $3.00 per share. The New Warrants will be immediately exercisable from the date of issuance and expire five years from such date. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations or similar events affecting the Company’s common stock and the exercise price. The exercise price of the New Warrants is also subject to adjustment upon the occurrence of subsequent sales of equity securities by the Company during such time any New Warrants are outstanding at an effective price per share less than the exercise price of the New Warrants then in effect (such lower price, the “Dilutive Issuance Price” and such issuances, collectively, “Dilutive Issuances”), subject to certain exceptions. In the event of a Dilutive Issuance, the exercise price of outstanding New Warrants will be reduced to the greater of (x) such lower Dilutive Issuance Price and (y) $1.00 per share.

Exercisability

The New Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of the Company’s common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s New Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s New Warrants up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants, provided that any increase will not be effective until 61 days following notice to the Company.

Forced Exercise

The New Warrants provide that, at any time any New Warrants are outstanding, if the closing price of the Company’s common stock on the applicable trading market equals or exceeds 300% of the exercise price then in effect for any 20 consecutive trading days, the Company may, subject to the satisfaction of certain equity conditions, require the holder to exercise all or a portion of the New Warrants for cash.

Cashless Exercise

If, at the time a holder exercises its New Warrants, a registration statement registering the resale of the New Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of common stock determined according to a formula set forth in the New Warrants.

Rights as a Stockholder

Except as otherwise provided in the New Warrants or by virtue of the holder’s ownership of shares of the Company’s common stock, such holder of New Warrants does not have the rights or privileges of a holder of the Company’s common stock, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants will provide that the holders of the New Warrants have the right to participate in distributions or dividends paid on shares of the Company’s common stock.

Fundamental Transactions

If at any time the New Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effect a Fundamental Transaction (as defined in the New Warrants), a holder of New Warrants will be entitled to receive, the number of shares of common stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by such holder of the number of shares of common stock for which the New Warrants are exercisable immediately prior to the Fundamental Transaction. As an alternative, and at the holder’s option in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), the Company shall purchase the unexercised portion of the New Warrants from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the New Warrants) of the remaining unexercised portion of the New Warrants on the date of the consummation of such Fundamental Transaction.

Waivers and Amendments

The New Warrants may be modified or amended or the provisions of the New Warrants waived with the Company’s and the holder’s written consent.

The foregoing descriptions of the New Warrants and Inducement Letters do not purport to be complete are qualified in their entirety by reference to the full texts of the forms of New Warrant and Inducement Offering Letter, which are filed as Exhibits 4.1 and 10.1, respectively, to the Current Report on Form 8-K filed with the SEC on June 24, 2025 and incorporated herein by reference. The Inducement Letters contain customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The New Warrants and New Warrant Shares are being offered and sold by the Company in reliance upon an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OS THERAPIES INCORPORATED

Dated: June 27, 2025	By:	/s/ Paul A. Romness, MPH
		Name:	Paul A. Romness, MPH
		Title:	President and Chief Executive Officer

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